SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                          FORM 8-K



                      CURRENT REPORT
           Pursuant to section 13 of 15(d) of the Securities
                    Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                       November 30, 1999



                   Network Six, Inc.
   (Exact name of registrant as specified in its charter)

               Commission File No. 0-21038

    Rhode Island                         05-036-6090
(State or other jurisdiction of       (I.R.S. Employer
                                      Identification No.)
  incorporation or organization)


         475 Kilvert Street, Warwick, Rhode Island  02886
  (Address of principal executive offices, including zip code)

                      (401) 732-9000
      (Registrant's telephone number, including area code)

Item 5. Other Events

           The November 30, 1999 Press Release of the Registrant attached hereto as EXHIBIT 99 is incorporated herein by reference.

Item 7 (c)    Exhibits

99   Press Release, dated November 30,1999, of Network Six, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               Network Six, Inc.
                            -----------------------
                               (Registrant)

Date:  November 30, 1999         By: /s/ James J. Ferry
                                     James J. Ferry
                                     Chief Financial Officer
Network Six, Inc.
Current Report on Form 8-K
Dated November 30, 1999

Exhibit Index

Exhibit
   No.                                        Exhibits

99 Press Release dated November 30, 1999
                                             EXHIBIT 99



NETWORK SIX SELECTED TO SUPPORT
CHILDREN'S INFORMATION SYSTEM FOR
THE STATE OF RHODE ISLAND




Kenneth C. Kirsch, President and CEO
Or
Donna Guido, Vice President, Information Systems
November 30, 1999


Warwick, RI: Network Six, Inc. (NASDAQ:NWSS) announced that it has been tentatively selected by the Director of Administration, State of Rhode Island, to maintain the Rhode Island Children's Information System (RICHIST) for the Department of Children, Youth and Families (DCYF), a new Network Six customer. The value of the one-year contract, scheduled to begin February 1, 2000, is approximately $1.5 million. The State has the option of extending the contract for up to two additional years at similar levels of support and price. The contract award is subject to negotiation of a definitive agreement and certain other conditions.

Kenneth C. Kirsch, President and CEO commented, "We are thrilled to have been selected for this project. We have a long and distinguished track record here in Rhode Island and in other states of supporting similar large-scale information systems.
We developed, implemented and are currently supporting Maine's children's information system, known as MACWIS, and have considerable experience in the child welfare arena."

Donna Guido, Vice President, Information Systems, added, "Our experience both with MACWIS and other similar systems and platforms will be of tremendous value as we move forward with DCYF into the next millennium. We are excited to be supporting the RICHIST system and this new customer."

Network Six is a full service systems integrator, providing information technology solutions that enable its customers to become more effective and efficient. Network Six's services include management consulting, network design, network and application implementation, training, outsourcing, maintenance and support. Network Six's stock is traded on the NASDAQ SmallCap Market under the symbol NWSS. Its website is http://www.networksix.com.

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the Company's 10Q for September 30, 1999 or 10K for December 31, 1998 for more discussion and information.